Exhibit 99.1

NRG Yield, Inc. Reports Second Quarter 2018 Financial Results

•	NRG Transaction with Global Infrastructure Partners (GIP) targeted to close in the third quarter of 2018

•	Maintaining 2018 financial guidance

•	Raised $101 million of growth capital with $61 million under the At-The-Market (ATM) program and $40 million through the execution of debt refinancing at the Thermal segment

•	Commenced operations at the Buckthorn Solar and University of Pittsburgh Medical Center (UPMC) projects

•	Pursuant to the Right of First Offer (ROFO) Agreement, received an offer from NRG's renewables business to acquire 80 megawatts (MW) of utility-scale solar projects located in Hawaii

•	Declared 3.6% quarterly dividend increase to $0.32 per share in third quarter 2018; continue to target annualized dividend per share growth of 15% through 2018

PRINCETON, NJ — August 2, 2018 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today reported second quarter 2018 financial results including Net Income of $96 million, Adjusted EBITDA of $303 million, Cash from Operating Activities of $116 million, and Cash Available for Distribution (CAFD) of $97 million.

“During the second quarter, NRG Yield realized strong results as wind conditions across the portfolio were greater than expected and the Company benefited from the refinancing of the Thermal segment. As a result of the refinancing, the Company extended all maturities at the Thermal segment to 2031 and beyond at an effective cost and when combined with ATM issuances in the quarter brought $101 million in new growth capital to the platform,” said Christopher Sotos, President and Chief Executive Officer, NRG Yield. “We are also pleased to say that the GIP transaction is well on track with closing now targeted in the third quarter. We intend to provide a more comprehensive update to our 2018 guidance as well as our longer term business outlook soon thereafter.”

Overview of Financial and Operating Results

Segment Results1

Table 1: Net (Loss)/Income

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/18	6/30/17	6/30/18	6/30/17
Conventional	41	31	68	51
Renewables	84	42	76	39
Thermal	6	6	14	12
Corporate	(35)	(35)	(62)	(60)
Net Income	96	44	96	42

1 In accordance with GAAP, 2017 results have been recast to include the Buckthorn Solar Drop Down Asset and November 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/18	6/30/17	6/30/18	6/30/17
Conventional	77	77	143	139
Renewables	218	190	330	303
Thermal	14	13	30	28
Corporate	(6)	(6)	(11)	(10)
Adjusted EBITDA	303	274	492	460

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Six Months Ended
($ millions)	6/30/18	6/30/17	6/30/18	6/30/17
Cash from Operating Activities	116	105	181	169
Cash Available for Distribution (CAFD)	97	74	93	74

For the second quarter of 2018, NRG Yield reported Net Income of $96 million, Adjusted EBITDA of $303 million, Cash from Operating Activities of $116 million, and CAFD of $97 million. Second quarter Adjusted EBITDA results were higher than 2017, primarily due to growth in the business-renewable focused distributed solar partnerships, higher wind production in 2018, relative to the second quarter of 2017, and higher availability at Walnut Creek. CAFD results were higher than 2017 primarily due to higher wind production, lower principal amortization at Thermal due to the refinancing of the Series C notes, and growth from the November 2017 Drop Down Assets.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended		Six Months Ended
	6/30/18	6/30/17	6/30/18	6/30/17
Equivalent Availability Factor (Conventional)	97.5%	94.1%	91.2%	88.9%
Renewables Generation Sold (MWh)	2,308	2,112	3,924	3,789
Thermal Generation Sold (MWht)[2]	471	427	1,097	1,005

In the second quarter of 2018, generation in the Renewables segment was above median expectations and 9% higher than the second quarter of 2017, primarily due to higher wind resources across the portfolio.

2 Also includes Thermal MWh sold

Liquidity and Capital Resources

Table 5: Liquidity3

($ millions)	6/30/18	3/31/18	12/31/17
Cash and Cash Equivalents:
NRG Yield, Inc. and NRG Yield LLC	48	40	24
Subsidiaries	82	133	124
Restricted Cash:
Operating Accounts	43	38	25
Reserve Accounts	96	66	143
Total Cash	269	277	316
Revolver Availability	428	353	366
Total Liquidity	697	630	682

Total liquidity as of June 30, 2018, was $697 million, an increase of $15 million from December 31, 2017. This reflects an increase in availability under the revolving credit facility of $62 million offset by a decrease in total cash of $47 million4 resulting primarily from the acquisition of Buckthorn Solar, common stock dividends paid, and repayment of borrowings under the revolving credit facility.

Potential future sources of liquidity include excess operating cash flow, the $150 million ATM program, of which $38 million remained available as of August 2, 2018, availability under the revolving credit facility, and, subject to market conditions, new corporate financings. During the second quarter of 2018, the Company raised gross proceeds of $61 million5 through the sale of Class C common stock under the ATM program.

Strategic Sponsorship with Global Infrastructure Partners (GIP)

On February 6, 2018, GIP entered into a purchase and sale agreement with NRG for the acquisition of NRG's full ownership interest in NRG Yield and NRG's renewable energy development and operations platform, consisting of a robust pipeline of over 6.4 GW of backlog and development projects, as well as operational oversight of 2.4 gigawatt (GW) across 17 states (the "NRG Transaction"). In connection with the NRG Transaction, NRG Yield entered into a Consent and Indemnity Agreement (the "C&I Agreement") with NRG and GIP setting forth the key terms and conditions of NRG Yield's Corporate Governance, Conflicts, and Nominating Committee's consent to the NRG Transaction. Refer to NRG Yield's press release on February 7, 2018, for further details.

The NRG Transaction is subject to certain closing conditions, including customary legal and regulatory approvals. As of July 31, 2018, all regulatory approvals have been received and NRG Yield is targeting the NRG Transaction to close in the third quarter of 2018.

Growth Investments

Buckthorn Solar Project Update

On March 30, 2018, the Company acquired the 154 MW Buckthorn Solar utility-scale project from NRG for cash consideration of $42 million, plus assumed non-recourse debt of approximately $131 million6. Buckthorn Solar sells power under a 25-year PPA to the City of Georgetown, Texas, which commenced in July 2018 when the project achieved commercial operation. The project is expected to deliver approximately $4 million7 of average annual CAFD beginning in 2019.
3 In accordance with GAAP, ending balances as of 12/31/17 have been recast to include the Buckthorn Solar Drop Down as if the combination had been in effect from the beginning of the financial statement period
4 See Appendix A-6 Sources and Uses of Cash and Cash Equivalents for Six Months Ended June 30, 2018
5 Includes $1 million of proceeds settled in Q3 2018
6 Assumed approximately $131 million of non-recourse term debt during transaction; Non-recourse debt balance as of June 30, 2018 was $132 million after term conversion
7 CAFD average over the 5-year period from 2019-2023

University of Pittsburgh Medical Center (UPMC) Thermal Project

On October 31, 2016, NRG Business Services LLC, a subsidiary of NRG, and NRG Energy Center Pittsburgh LLC (NECP), a subsidiary of NRG Yield, entered into an Engineering, Procurement, and Construction (EPC) agreement for the construction of a 73 MWt district energy system for NECP to provide steam, chilled water and 7.5 MW of emergency backup power service to UPMC. The initial term of the energy services agreement (under fixed capacity payments) with UPMC will be for a period of twenty years from the service commencement date. On June 18, 2018, UPMC reached substantial completion and, pursuant to the EPC Agreement, the Company paid NRG $84 million. The Company will pay NRG an additional $4 million at final completion of the project, anticipated to occur in the third quarter of 2018.

In connection with the UPMC project, NRG Energy Center Minneapolis LLC issued $70 million of Series E notes and $10 million of Series F notes. The proceeds from the notes were utilized to make payments with respect to the EPC Agreement described above. The UPMC project, net of non-recourse financing, is expected to deliver approximately $4 million8 in annual average CAFD starting in 2019.

Investment Partnerships with NRG

During the second quarter of 2018, NRG Yield invested approximately $10 million in the existing business-renewable focused distributed solar partnerships, bringing total capital invested to $225 million9 in the distributed solar investment partnerships. As of June 30, 2018, through the existing partnership agreements, NRG Yield owns approximately 254 MW10 of distributed solar capacity with a weighted average contract life by CAFD of approximately 20 years.

Drop Down Offer from NRG's Renewables Business

On June 27, 2018, NRG, through its renewables business, offered the Company the opportunity to purchase 80 MW of utility-scale solar projects located in Kawailoa and Oahu, Hawaii. The acquisition is subject to negotiation and approval by NRG Yield's Independent Directors.

Financing Updates

Thermal Segment Non-Recourse Debt Refinancing

On June 19, 2018, the Company, through NRG Energy Center Minneapolis LLC, refinanced $83 million of Series C notes due 2025 by issuing $83 million of Series G notes due 2035. In addition, and in conjunction with adding NRG Energy Center Omaha LLC to the Thermal collateral package, the Company issued $40 million of Series H notes due 2037 and established a $40 million private shelf facility for future issuances to be used for Thermal growth opportunities. Through these transactions, the Company received $40 million in incremental corporate growth capital, reduced non-recourse principal amortization in 2018 by approximately $7 million, and expects to realize $7 million11 in annual average CAFD starting in 2019.

Quarterly Dividend Update

On July 24, 2018, NRG Yield’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.32 per share (approximately $1.28 per share annualized) payable on September 18, 2018, to stockholders of record as of September 4, 2018. This equates to a 3.6% increase over the prior quarter.

Seasonality

NRG Yield’s quarterly operating results are impacted by seasonal factors, as well as variability in renewable energy resources. The majority of NRG Yield’s revenues are generated from the months of May through September, as contracted pricing and
8 CAFD average over the 5-year period from 2019-2023
9 Excludes $26 million for 14 MW of residential solar leases acquired outside of partnerships
10 Based on cash to be distributed; excludes 14 MW of residential solar leases acquired outside of partnership
11 CAFD average over 5-year period from 2019-2023

renewable resources are at their highest levels in the Company’s core markets. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•	Higher summer capacity prices from conventional assets;

•	Higher solar insolation during the summer months;

•	Higher wind resources during the spring months;

•	Debt service payments which are made either quarterly or semi-annually; and

•	Timing of maintenance capital expenditures and the impact of both unforced and forced outages.

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distribution on a quarterly basis.

2018 Financial Guidance

NRG Yield is maintaining 2018 full year financial guidance. The Company intends to provide a comprehensive update after the close of the NRG Transaction. This financial guidance does not include the impact from the thermal refinancing, growth investments closed in 2018, growth investments under evaluation, or incremental costs that may result from the closing of the NRG Transaction. Financial guidance continues to be based on median renewable energy production estimates.

($ millions)	2018 Full Year Guidance
Net Income	125
Adjusted EBITDA	950
Cash from Operating Activities	599
Cash Available for Distribution (CAFD)	280

NRG Yield is targeting dividend per share growth of 15% annually on each of its Class A and Class C common stock through 2018.

Earnings Conference Call

On August 2, 2018, NRG Yield will host a conference call at 9:15 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. NRG Yield's thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively. Visit www.nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding our Net Income, Adjusted EBITDA, Cash from Operating Activities, cash available for distribution, the satisfaction of the conditions to the Company’s consent to the sale by NRG Energy, Inc. of its interests in the Company, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG Yield, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful mergers and acquisitions activity, potential risks to the company as a result of NRG’s sale of its ownership interest in the Company, including the inability to meet certain deadlines, failure of the conditions to be met, unanticipated liabilities in connection with the sale or the reaction of customer, partners or lenders to the transaction, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to close drop down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, August 2, 2018, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.
# # #
Contacts:

Media:             Investors:
Sheri Woodruff        Kevin L. Cole, CFA
609.524.4608        609.524.4526

Marijke Shugrue
609.524.5262

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2018	2017	2018	2017
Operating Revenues
Total operating revenues	$307	$288	$532	$509
Operating Costs and Expenses
Cost of operations	74	77	163	162
Depreciation and amortization	82	79	163	156
General and administrative	6	6	11	10
Acquisition-related transaction and integration costs	1	1	2	2
Total operating costs and expenses	163	163	339	330
Operating Income	144	125	193	179
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	29	16	33	35
Other income, net	1	1	2	2
Loss on debt extinguishment	—	—	—	(2)
Interest expense	(71)	(90)	(126)	(165)
Total other expense, net	(41)	(73)	(91)	(130)
Income Before Income Taxes	103	52	102	49
Income tax expense	7	8	6	7
Net Income	96	44	96	42
Less: Pre-acquisition net income of Drop Down Assets	—	2	4	15
Net Income Excluding Pre-acquisition Net Income of Drop Down Assets	96	42	92	27
Less: Income (loss) attributable to noncontrolling interests	17	14	(3)	2
Net Income Attributable to NRG Yield, Inc.	$79	$28	$95	$25
Earnings Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic	35	35	35	35
Weighted average number of Class A common shares outstanding - diluted	49	49	49	35
Weighted average number of Class C common shares outstanding - basic	67	63	66	63
Weighted average number of Class C common shares outstanding - diluted	78	74	77	63
Earnings per Weighted Average Class A and Class C Common Share - Basic	$0.77	$0.29	$0.94	$0.26
Earnings per Weighted Average Class A Common Share - Diluted	0.61	0.26	0.80	0.26
Earnings per Weighted Average Class C Common Share - Diluted	0.70	0.28	0.89	0.26
Dividends Per Class A Common Share	0.309	0.27	0.607	0.53
Dividends Per Class C Common Share	$0.309	$0.27	$0.607	$0.53

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2018	2017	2018	2017
Net Income	$96	$44	$96	$42
Other Comprehensive Gain (Loss), net of tax
Unrealized gain (loss) on derivatives, net of income tax (expense) benefit of $0, $1, ($3) and $0	7	(6)	24	—
Other comprehensive gain (loss)	7	(6)	24	—
Comprehensive Income	103	38	120	42
Less: Pre-acquisition net income of Drop Down Assets	—	2	4	15
Less: Comprehensive income attributable to noncontrolling interests	21	11	10	2
Comprehensive Income Attributable to NRG Yield, Inc.	$82	$25	$106	$25

NRG YIELD, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	June 30, 2018	December 31, 2017
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$130	$148
Restricted cash	139	168
Accounts receivable — trade	132	95
Inventory	39	39
Notes receivable	6	13
Prepayments and other current assets	26	19
Total current assets	472	482
Property, plant and equipment, net	5,376	5,410
Other Assets
Equity investments in affiliates	1,183	1,178
Intangible assets, net	1,192	1,228
Derivative instruments	23	1
Deferred income taxes	120	128
Other non-current assets	82	62
Total other assets	2,600	2,597
Total Assets	$8,448	$8,489
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$651	$339
Accounts payable — trade	40	46
Accounts payable — affiliate	47	49
Derivative instruments	6	18
Accrued expenses and other current liabilities	60	88
Total current liabilities	804	540
Other Liabilities
Long-term debt	5,244	5,659
Derivative instruments	12	31
Other non-current liabilities	101	100
Total non-current liabilities	5,357	5,790
Total Liabilities	6,161	6,330
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 189,145,393 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 69,081,643, Class D 42,738,750) at June 30, 2018 and 184,780,837 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 64,717,087, Class D 42,738,750) at December 31, 2017	1	1
Additional paid-in capital	1,859	1,843
Retained earnings (accumulated deficit)	25	(69)
Accumulated other comprehensive loss	(17)	(28)
Noncontrolling interest	419	412
Total Stockholders' Equity	2,287	2,159
Total Liabilities and Stockholders' Equity	$8,448	$8,489

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2018	2017
	(In millions)
Cash Flows from Operating Activities
Net income	$96	$42
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(33)	(35)
Distributions from unconsolidated affiliates	32	29
Depreciation and amortization	163	156
Amortization of financing costs and debt discounts	13	11
Amortization of intangibles and out-of-market contracts	35	34
Adjustment for debt extinguishment	—	2
Changes in deferred income taxes	6	7
Derivative interest (income) expense	(32)	2
(Gain) loss on disposal of asset components	(1)	4
Changes in prepaid and accrued liabilities for tolling agreements	(62)	(64)
Changes in other working capital	(36)	(19)
Net Cash Provided by Operating Activities	181	169
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(11)	—
Payments for the Drop Down Assets	(126)	(131)
Capital expenditures	(45)	(60)
Cash receipts from notes receivable	7	9
Return of investment from unconsolidated affiliates	18	25
Investments in unconsolidated affiliates	(16)	(33)
Other	7	—
Net Cash Used in Investing Activities	(166)	(190)
Cash Flows from Financing Activities
Net contributions from noncontrolling interests	94	15
Net distributions and return of capital to NRG prior to the acquisition of Drop Down Assets	—	(26)
Proceeds from the issuance of common stock	75	16
Payments of dividends and distributions	(113)	(97)
Payments of debt issuance costs	(5)	(12)
Proceeds from the revolving credit facility	35	—
Payments for the revolving credit facility	(90)	—
Proceeds from the issuance of long-term debt	227	99
Payments for long-term debt	(285)	(172)
Net Cash Used in Financing Activities	(62)	(177)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(47)	(198)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	316	498
Cash, Cash Equivalents and Restricted Cash at End of Period	$269	$300

Appendix Table A-1: Three Months Ended June 30, 2018, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	41	84	6	(35)	96
Plus:
Income Tax Expense	—	—	—	7	7
Interest Expense, net	12	35	2	21	70
Depreciation, Amortization, and ARO	24	53	6	—	83
Contract Amortization	2	16	—	—	18
Acquisition-related transaction and integration costs	—	—	—	1	1
Other non-recurring charges	(5)	—	—	—	(5)
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	30	—	—	33
Adjusted EBITDA	77	218	14	(6)	303

Appendix Table A-2: Three Months Ended June 30, 2017, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	31	42	6	(35)	44
Plus:
Income Tax Expense	—	—	—	8	8
Interest Expense, net	14	52	2	20	88
Depreciation, Amortization, and ARO	26	49	5	—	80
Contract Amortization	2	15	—	—	17
Acquisition-related transaction and integration costs	—	—	—	1	1
Other non-recurring charges	—	2	—	—	2
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	30	—	—	34
Adjusted EBITDA	77	190	13	(6)	274

Appendix Table A-3: Six Months Ended June 30, 2018, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	68	76	14	(62)	96
Plus:
Income Tax Expense	—	—	—	6	6
Interest Expense, net	19	58	4	43	124
Depreciation, Amortization, and ARO	50	104	11	—	165
Contract Amortization	3	31	1	—	35
Acquisition-related transaction and integration costs	—	—	—	2	2
Other non-recurring charges	(4)	1	—	—	(3)
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	7	60	—	—	67
Adjusted EBITDA	143	330	30	(11)	492

Appendix Table A-4: Six Months Ended June 30, 2017, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	51	39	12	(60)	42
Plus:
Income Tax Expense	—	—	—	7	7
Interest Expense, net	26	91	5	41	163
Depreciation, Amortization, and ARO	50	98	10	—	158
Contract Amortization	3	30	1	—	34
Loss on Debt Extinguishment	—	2	—	—	2
Acquisition-related transaction and integration costs	—	—	—	2	2
Other non-recurring charges	2	3	—	—	5
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	7	40	—	—	47
Adjusted EBITDA	139	303	28	(10)	460

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/18	6/30/17	6/30/18	6/30/17
Adjusted EBITDA	303	274	492	460
Cash interest paid	(71)	(70)	(146)	(150)
Changes in prepaid and accrued liabilities for tolling agreements	(26)	(28)	(62)	(64)
Adjustment to reflect Walnut Creek investment payments	(1)	—	(1)	—
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(61)	(50)	(99)	(83)
Distributions from unconsolidated affiliates	19	13	32	26
Changes in working capital and other	(47)	(34)	(35)	(20)
Cash from Operating Activities	116	105	181	169
Changes in working capital and other	47	34	35	20
Return of investment from unconsolidated affiliates	4	9	18	25
Net contributions from non-controlling interest[12]	(2)	(2)	9	7
Maintenance capital expenditures[13]	(9)	(7)	(16)	(11)
Principal amortization of indebtedness[14]	(62)	(67)	(141)	(142)
Cash receipts from notes receivable[15]	3	5	7	9
Cash Available for Distribution (Recast)	97	77	93	77
Adjustment to reflect NYLD's CAFD pre Drop Down acquisition	—	(3)	—	(3)
Cash Available for Distribution	97	74	93	74

12 Excludes $80 million in Q2 2018 and $99 million of contributions in 2018 related to funding of Buckthorn Solar tax equity partnership
13 Net of allocated insurance proceeds
14 Excludes $30 million in 2017 for SPP discretionary debt retirements made by NRG as reflected in the financial statements due to common control; Excludes $62 million in Q2 2018 for Buckthorn Solar debt term conversion
15 Reimbursement of network upgrades

Appendix Table A-6: Six Months Ended June 30, 2018, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2018:

Six Months Ended
($ in millions)	6/30/18
Sources:
Proceeds from the issuance of long-term debt	227
Net cash provided by operating activities	181
Net contributions from noncontrolling interests	94
Proceeds from the issuance of common stock	75
Proceeds from the revolving credit facility	35
Return of investment from unconsolidated affiliates	18

Uses:
Payments for long-term debt	(285)
Payments for the Drop Down Assets	(126)
Payment of dividends and distributions	(113)
Payments for the revolving credit facility	(90)
Capital expenditures	(45)
Investments in unconsolidated affiliates	(16)
Other net cash outflows	(2)

Change in total cash, cash equivalents, and restricted cash	(47)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2018 Full Year Guidance
Net Income[16]	125
Income Tax Expense	25
Interest Expense, net	310
Depreciation, Amortization, and Accretion Expense	405
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	85
Adjusted EBITDA	950
Cash interest paid	(286)
Adjustment to reflect Walnut Creek investment payments	(2)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(188)
Cash distributions from unconsolidated affiliates	125
Cash from Operating Activities	599
Net contributions from non-controlling interest	6
Maintenance capital expenditures[17]	(32)
Principal amortization of indebtedness	(306)
Cash receipts from notes receivable[18]	13
Cash Available for Distribution	280
16 Net Income guidance assumes $0 impact for mark-to-market accounting for derivatives and Hypothetical Liquidation at Book Value (HLBV) adjustments for equity method investments
17 Net of property damage insurance proceeds to replace equipment
18 Reimbursement of network upgrades

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution Drop Downs

($ in millions)	Buckthorn Solar Drop Down - 5 Year Average from 2019-2023	UPMC - 5 Year Average from 2019-2023	Thermal Refinancing Impact - 5 Year Average from 2019-2023
Net Income	1	2	(4)
Interest Expense, net	6	3	4
Depreciation, Amortization, and ARO	8	3	—
Adjusted EBITDA	15	8	—
Cash interest paid	(6)	(4)	(4)
Cash from Operating Activities	9	4	(4)
Distributions to non-controlling interest	(2)	—	—
Principal amortization of indebtedness	(3)	—	11
Estimated Cash Available for Distribution	4	4	7

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD) is Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, Walnut Creek investment payments, and changes in prepaid and accrued capacity payments. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe Cash Available for Distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to cash available for distribution is cash from operating activities.

However, cash available for distribution has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non GAAP measure and should not be considered an alternative to cash from operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash from operating activities.